EXHIBIT 99.1

                       NORTH BAY BANCORP STOCK OPTION PLAN


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                                NORTH BAY BANCORP
                                STOCK OPTION PLAN


SECTION 1 PURPOSE AND RECITALS

         On November 1, 1999, North Bay Bancorp (the "Company") became the bank holding company of The Vintage Bank (the "Bank") through a corporate reorganization (the "Reorganization"). In the Reorganization, the Bank became the wholly-owned subsidiary of the Company. Pursuant to the terms of the reorganization the Amended and Restated 1993 Stock Option Plan of the Bank became the North Bay Stock Option Plan. The Bank Stock Option Plan (the "1993 Plan") was originally approved by the Board of Directors of the Bank on March 4, 1993, approved by the stockholders of the Bank on April 27, 1993, and approved by the California Superintendent of Banks on March 25, 1993, and thereafter amended and restated by the Board of Directors of the Bank on March 17, 1997, and approved the stockholders of the Bank on April 29, 1997, and amended by the Board of Directors of the Bank on July 21, 1997, and approved by the stockholders of the Bank on April 28, 1998. This document memorializes all amendments to the 1993 Plan as well as an amendment approved by the Board of Directors of the Company on November 15, 1999, which amendment did not require the approval of the stockholders of the Bank, and conforming revisions consistent with the effect of the Reorganization. The purpose of the North Bay Bancorp Stock Option Plan (the "Plan") is to provide a means whereby non-employee directors (subject to the restrictions contained in Sections 2 and 4), full-time, salaried officers, non-employee officers and employees of the Company and its wholly-owned bank subsidiaries may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services of such directors, full-time, salaried officers, non-employee officers and employees, and to provide added incentive to them by encouraging stock ownership in the Company.

SECTION 2 ADMINISTRATION

         2.1      Plan Administration

         This Plan shall be administered by a Stock Option Plan Administration Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The number of members of the Committee shall be not less than three. The Committee shall be composed of the Personnel Committee of the Board excluding, however, any full-time, salaried officer or employee of the Company or any of its wholly-owned subsidiaries and provided that all of the members of the Committee shall be "disinterested persons" as defined in the rules and regulations promulgated under Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended from time to time.

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         2.2 Procedures

         The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Committee present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         2.3 Responsibilities

         Except for the terms and conditions explicitly set forth in this Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, all other terms and conditions of the options. Grants under the Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Committee of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long a such interpretation and construction, with respect to incentive stock options, corresponds to the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), the regulations thereunder, and any amendments thereto.

         2.4 Section 16(b) Compliance and Bifurcation of This Plan

         It is the intention of the Company that this Plan comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule, the provisions shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants. No options shall be granted under this Plan to any person if the granting of such option would not meet the requirements of Rule 16b-3 for exemption under Section 16(b) of the Exchange Act.

SECTION 3 STOCK SUBJECT TO THIS PLAN

         The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company. Subject to adjustments as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 337,211 shares, as such Common Stock was constituted on the effective date of the

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Reorganization.(1)  If any  option  granted  under this Plan  shall  expire,  be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

SECTION 4 ELIGIBILITY

         An incentive stock option may be granted only to an individual who, at the time the option is granted, is a full-time salaried officer or employee of the Company or any of its wholly-owned subsidiaries. A nonqualified stock option may be granted to any director, full-time, salaried officer, non-employee officer or employee of the Company or any of its wholly-owned subsidiaries. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

SECTION 5 TERMS AND CONDITIONS OF OPTIONS

         Options   granted  under  this  Plan  shall  be  evidenced  by  written
agreements  which  shall  contain  such  terms,   conditions,   limitations  and
restrictions as the Committee shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

         5.1 Number of Shares and Price

         The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Committee, subject to the following limitations:

                  (a) the exercise price of any option shall be not less than the fair market value per share of the Common Stock at the time the option is granted, which shall be determined by the Committee in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2;

                  (b) with respect to incentive stock options granted to greater then 10% stockholders, the exercise price shall be as required by Section 6;

                  (c) the number of shares subject to outstanding stock options held by any single optionee shall not exceed 10% of the total outstanding shares of Common Stock.

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(1) By the terms of the 1993 Plan, the aggregate amount of Common Stock reserved for issuance upon the exercise of all options granted was 140,000. After giving effect to the split of the Bank's stock in 1997 and stock dividends since the 1993 Plan was adopted, the adjusted number of shares available for issuance under the 1993 Plan as of November 1, 1999, the effective date of the Reorganization, was 337,211.

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         5.2 Non-Employee Directors

                  (a) In accordance with subsection 5.2 of the 1993 Plan, every director of the Bank who was not also a full-time, salaried officer or employee (a "non-employee director") was granted an option to purchase 3,000 shares effective upon the latest of the following dates: (1) the date on which the Optionee had been a director for six months; (2) the date on which the 1993 Plan was approved by the Bank's stockholders; or (3) the date on which the 1993 Plan was approved by the California Superintendent of Banks. The exercise price of the options granted to the non-employee directors was the fair market value per share of the Common Stock at the time of the grant. The term with respect to the options granted to the non-employee directors was 5 years and 30 days exercisable pursuant to a vesting schedule entitling non-employee directors to exercise 20% of the total option following the completion of each year of service from the date the options were granted.

                  (b) Notwithstanding any provision herein to the contrary, but subject to all limitations not inconsistent herewith, every non-employee director of the Company or any of its wholly-owned subsidiaries shall be eligible to be granted an option to purchase 6,000 shares.(2) The time of any such grant shall be on the latest of the following dates: (1) the date on which this Plan is approved by the Bank's stockholders; or (2) the date on which the Optionee becomes a director. The exercise price of any option granted to a non-employee director shall be the fair market value per share of the Common Stock at the time of such grant. No options may be granted to a non-employee director except as provided in this paragraph.

         5.3 Term and Maturity

         Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% stockholders, the term of each incentive stock option shall be as established by the Committee and, if not so established, shall be 10 years from the date it is granted, but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be as established by the Committee and, if not so established, shall be 10 years; provided, however, that (i) the term with respect to any option previously granted to a non-employee director under subsection 5.2(a) or 5.2(b) shall remain 5 years and 30 days. To ensure that the Company will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Optionee shall (unless, with respect to employees who are not subject to Section 16 of the Exchange Act, the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Committee) be exercisable according to the following schedule:

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(2) By the terms of the 1993 Plan, the number of shares was 3,000. The number of shares has been increased to reflect the effect of the 1997 stock split.

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           Period of Optionee's Continuous
         Relationship With the Company From       Portion of Total Option
           the Date the Option Is Granted           Which is Exercisable
         ----------------------------------       -----------------------

                  after 1 year                              20%
                  after 2 years                             40%
                  after 3 years                             60%
                  after 4 years                             80%
                  after 5 years                            100%

         Notwithstanding the foregoing, any option granted to a non-employee director under subsection 5.2(b) shall be exercisable only according to the following schedule:

           Period of Optionee's Continuous
         Relationship With the Company From       Portion of Total Option
           the Date the Option Is Granted           Which is Exercisable
         ----------------------------------       -----------------------

                  after 1 year                              20%
                  after 2 years                             40%
                  after 3 years                             60%
                  after 4 years                             80%
                  after 5 years                            100%

         Notwithstanding the foregoing, in the event an Optionee is unable to exercise any non-qualified stock option on account of the Company's Insider Trading Policy, the exercise period shall be extended until the next succeeding trading window (determined in accordance with the Insider Trading Policy) closes.

         5.4 Exercise

         Subject to the vesting schedules described in subsection 5.3 and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that no fewer than 20% of the total shares subject to the option (or the remaining shares then purchasable under the option, if less than 20%) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. During an Optionee's lifetime, any stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

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         5.5 Payment of Exercise Price

         Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check) for the Common Stock being purchased.

         5.6 Withholding Tax Requirement

         The Company shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold that number of shares having a fair market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act shall be made within six months prior to the date the option exercise becomes taxable.

         5.7 Nontransferability of Option

         Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred hereby contrary to the Code or to the provisions of this Plan, or the sale or levy of any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Committee. Such designation may be changed from time to time by the Optionee by giving written notice to the Committee revoking any earlier designation and making a new designation.

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         5.8 Termination of Relationship

         If the Optionee's relationship with the Company or any wholly-owned subsidiary ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a period of 90 days following termination of the relationship, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any wholly-owned subsidiary changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of the Optionee's employment with the Company or wholly-owned subsidiary, and the Optionee's incentive stock option shall terminate in accordance with this subsection.

         If the relationship of an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company or wholly-owned subsidiary of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, serious misconduct, material regulatory violation or disclosure of confidential information, and shall include termination of any relationship pursuant to the order or request of any governmental regulatory agency. If an Optionee's relationship with the Company or any wholly-owned subsidiary is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all the Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

         If an Optionee's relationship with the Company or any wholly-owned subsidiary ceases because of a total disability, the Optionee's option shall terminate at the end of a 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company or wholly-owned subsidiary and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee.

         For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

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         5.9 Death of Optionee

         If an Optionee dies while he or she has a relationship with the Company or any wholly-owned subsidiary, any option held by such Optionee, to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

         5.10 Status of Stockholders

         Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

         5.11 Continuation of Relationship

         Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or wholly-owned subsidiary or to interfere in any way with the right of the Company or wholly-owned subsidiary to terminate his or her employment or other relationship with the Company or wholly-owned subsidiary at any time.

         5.12 Modification and Amendment of Option

         Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Committee may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification," as defined in Code Section 424(h), and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

         5.13 Limitation on Value for Incentive Stock Options

         As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the

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Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

SECTION 6 GREATER THAN 10% STOCKHOLDERS

         6.1 Exercise Price and Term of Incentive Stock Options

         If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

         6.2 Attribution Rule

         For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

SECTION 7 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

         7.1 Effect of Liquidation, Reorganization or Change in Control

                  7.1.1 Cash, Stock or Other Property for Stock

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                  Except as provided in subsection  7.1.2,  upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition
of  property   or  stock,   separation,   reorganization   (other  than  a  mere
reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company have the right to receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall become exercisable in full immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, whether or not the vesting requirements set forth in the option agreement have been satisfied, unless such options are converted in accordance with the provisions of subsection 7.1.2.

                  7.1.2 Conversion of Options on Stock-for-Stock Exchange

                  If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate, subject to the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

         7.2 Fractional Shares

         In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         7.3 Determination of Committee to Be Final

         All Section 7 adjustments shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification," as defined in Code Section 424(h), and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

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SECTION 8 SECURITIES REGULATION

         Shares of Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, any applicable banking rules and regulations, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Bank with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of the counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation may be stamped on stock certificates in order to assure exemption from registration. The Committee may also require such other action or agreement by the Optionee as may from time to time be necessary to comply with the federal and state securities laws.

         Should any of the Company's capital stock of the same class as the Common Stock subject to options granted hereunder be listed on a national securities exchange, all shares of Common Stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

SECTION 9 AMENDMENT AND TERMINATION

         9.1 Action of Board of Directors

         The Board of Directors of the Company may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, the approval of the Company's stockholders shall have been obtained within 12 months before or after the adoption by the Board of any amendment which will:

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                  (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

                  (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan;

                  (c) reduce the minimum exercise price of options to be granted under this Plan;

                  (d) increase the maximum term of options to be granted under this Plan; or

                  (e) require stockholders' approval under applicable law, including Section 16(b) of the Exchange Act.

         Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

         Notwithstanding the foregoing, no amendment to this Plan which changes the amount, price or timing of options which may be granted to non-employee directors shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         9.2 Automatic Termination

         Unless sooner terminated by the Board, this Plan shall terminate 10 years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10 EFFECTIVENESS OF THIS PLAN

         This Plan became effective upon adoption by the Board and approval by the stockholders of the Bank. This plan was approved by the stockholders of the Bank on April 27, 1993 and by the California Superintendent of Banks of March 25, 1993.

         Adopted and amended by the Board of Directors of the Bank on March 17, 1997, approved by the stockholders of the Bank on April 29, 1997.

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         An amendment made to include  non-employee  officers was adopted by the
Board of Directors of the Bank on July 21, 1997 and approved by the stockholders of the Bank on April 28, 1998.

         Adopted and amended by the Board of Directors of the Company on November 15, 1999.

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